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                                                                    EXHIBIT 4.5
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     COMMON STOCK                                             COMMON STOCK
                                 CacheFlow(TM)
       [LOGO]                                                    [LOGO]


THIS CERTIFICATE IS TRANSFERABLE                       SEE REVERSE FOR CERTAIN
 IN BOSTON, MA OR NEW YORK, NY.                                DEFINITIONS
                                                       CUSIP  126946 10 2


             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

     THIS CERTIFIES THAT





     IS THE RECORD HOLDER OF

       FULLY PAID AND NON ASSESSABLE SHARES OF THE COMMON STOCK, $.0001
                            PAR VALUE PER SHARE, OF

                                CACHEFLOW INC.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
   WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                    (SEAL)


     /s/ Michael J. Johnson                        /s/ Brian M. NeSmith
         VICE PRESIDENT,                                PRESIDENT AND
CHIEF FINANCIAL OFFICER AND SECRETARY             CHIEF EXECUTIVE OFFICER

                                          COUNTERSIGNED AND REGISTERED:
                                                 BanxBoston, N.A,
                                                   TRANSFER AGENT AND REGISTRAR

                                          By: L. E. Seeley-Roger

                                                      AUTHORIZED SIGNATURE

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